Exhibit 10-19

ROCHESTER GAS AND ELECTRIC CORPORATION

SUPPLEMENTAL RETIREMENT BENEFIT PROGRAM

Amendment No. 5

          The Rochester Gas and Electric Corporation Supplemental Retirement Benefit Program, effective as of July 1, 1999, as subsequently amended by the First, Second, Third and Fourth Amendments thereto (the "Plan"), is hereby further amended as follows:

          1.     Effective as of January 1, 2005, the following is inserted as the second and third sentences of Section 3.1(b)(ii):

       "Effective January 1, 2005, the benefit amount payable under this Plan shall be the amount of the benefit to which an Employee would otherwise be entitled under the Qualified Retirement Plan formula if the Qualified Retirement Plan (i) did include only the highest 6 payments under the RG&E Executive Incentive Plan (the "EIP") or those payments under the Energy East Corporation Annual Executive Incentive Plan (the "AEIP") made (not accrued) to the Employee within the 120 months preceding termination, with each of the January and March EIP or AEIP payments considered as separate payments for this purpose, and (ii) had a definition of final average compensation based on the 36 months (not necessarily consecutive) within the 120 months preceding termination which produce the highest average, less (iii) any amounts received by the Employee from the Qualified Retirement Plan (ii) any amounts received by the Employee from the Energy East Corporation ERISA Excess Plan (or any successor to such plan) and (iii) any Social Security benefits which the Key Person is eligible or expected to become eligible to receive as determined by the Committee. In calculating the benefit amount payable under the preceding sentence, AEIP payments shall be deemed to have been paid in two equal installments in January and March of the Plan Year in which the AEIP was paid for any calculations which include both EIP and AEIP payments"

          2.     Effective as of January 1, 2004, Appendix A attached to the Plan is deleted in its entirety and replaced with the following:
"Appendix A Participating Companies
Name of Company	Effective Date of Participation
Rochester Gas and Electric Corporation	July 1, 1999
RGS Energy Group, Inc.	July 1, 1999
Energetix, Inc.	July 1, 1999
Energy East Management Corporation	January 1, 2001
Utility Shared Services Corporation	January 1, 2004".

          3. Except as hereinabove modified and amended, the Plan, as amended, shall remain in full force and effect.

          IN WITNESS WHEREOF OF THE ADOPTION OF THIS FIFTH AMENDMENT, Rochester Gas and Electric Corporation hereby executes this Amendment No. 5 this 5th day of November, 2004.
ROCHESTER GAS AND ELECTRIC CORPORATION
___________________________ Witness	By: /s/Joseph J. Syta Joseph J. Syta V.P. Controller and Treasurer